Exhibit 10.1

AMENDMENT NO. 2 TO

TRANSACTIONS TERMS LETTER

This AMENDMENT NO. 2 TO TRANSACTIONS TERMS LETTER (the “Amendment”) is made and entered into as of July 12, 2011 by and between Bank of America, N.A. (“Buyer”) and Home Loan Center, Inc. (“Seller”). This Amendment amends that certain Transactions Terms Letter by and between Buyer and Seller dated as of June 30, 2010 (the “Transactions Terms Letter”), which supplements that certain Master Repurchase Agreement by and between Buyer and Seller dated as of May 1, 2009 (as may be amended from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Transactions Terms Letter and Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility.  Buyer and Seller hereby agree that the Transactions Terms Letter shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.                                       Expiration Date.  Buyer and Seller agree that the Expiration Date set forth within the Transactions Terms Letter shall be deleted in its entirety and replaced with the following:

“Expiration Date:	Expiring on September 1, 2011”

2.                                       Minimum Over/Under Account Balance.  Buyer and Seller agree that the Minimum Over/Under Account Balance set forth within the Transactions Terms Letter shall be deleted in its entirety and replaced with the following:

“Minimum Over/Under
Account Balance:	$2,250,000 (minimum of 300 basis points of the combined Aggregate Transaction Limit and the Outstanding Loan Limit set forth within Seller’s EPP Addendum).

Seller to be entitled to interest on a monthly basis thereon at an annual rate of LIBOR plus the Type A Margin over 30 day LIBOR spread on the positive monthly average Over/Under Balance for the portion that is equal to or less than 20% of the average monthly outstanding Transactions for such month and; Seller to be entitled to interest on a monthly basis at an annual rate of LIBOR minus twenty five (25) basis points (0.25%) on the remaining portion of the positive monthly average Over/Under Balance that is greater than 20% but less than or equal to 75% of the average monthly outstanding Transactions for such month.  For the purpose of this calculation, average outstanding Transactions shall include EPP Loans under Seller’s EPP Addendum with Buyer.  “LIBOR” shall mean the greater of (i) the daily rate per annum for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market or (ii) 2%, as applicable.”

3.                                       Financial Covenants.  Buyer and Seller agree that the Financial Covenants set forth within the Transactions Terms Letter shall be amended for Financial Covenant (b) as follows, and all other existing Financial Covenants shall remain unchanged:

“

(b)               Minimum Liquidity: Seller to maintain unrestricted cash or unrestricted Cash Equivalents in a minimum amount equal to 40% of Seller’s Tangible Net Worth, inclusive of the Over/Under Account Balance and available draws from Warehouse and Repurchase facilities.  By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

”

4.                                       No Other Amendments; Conflicts with Previous Amendments.  Other than as expressly modified and amended herein, the Transactions Terms Letter shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Transactions Terms Letter and Agreement. To the extent any amendments to the Transactions Terms Letter contained herein conflict with any previous amendments to the Transactions Terms Letter, the amendments contained herein shall control.

5.                                       Capitalized Terms.  Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

6.                                       Facsimiles.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.  Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within thirty (30) days after the date hereof.

BANK OF AMERICA, N.A.		HOME LOAN CENTER, INC.

By:	/s/ Rayanthi De Mel	By:	/s/ Rian Furey
Name:	Rayanthi De Mel	Name:	Rian Furey
Title:	Assistant Vice President	Title:	SVP & COO
Bank of America, N.A.